                                                                    EXHIBIT 4(V)

                       TEXAS UTILITIES ELECTRIC COMPANY

                             OFFICER'S CERTIFICATE


     Robert S. Shapard, the Treasurer of Texas Utilities Electric Company (the "Company"), pursuant to the authority granted in the Board Resolutions of the Company dated January 20, 1997, and Sections 201 and 301 of the Indenture defined herein, does hereby certify to The Bank of New York (the "Trustee"), as Trustee under the Indenture of the Company (For Unsecured Subordinated Debt Securities relating to Trust Securities) dated as of December 1, 1995 (as amended and supplemented to date, the "Indenture") that:


     1. The securities of the fourth series to be issued under the Indenture shall be designated "Floating Rate Junior Subordinated Debentures, Series D, "(the "Debentures of the Fourth Series"). The Debentures of the Fourth Series are to be issued to TU Electric Capital IV, a Delaware statutory business trust (the "Trust"). All capitalized terms used in this certificate which are not defined herein but are defined in the Indenture shall have the meanings set forth in the Indenture;

     2. The Debentures of the Fourth Series shall be limited in aggregate principal amount to $103,093,000 at any time Outstanding, except as contemplated in Section 301(b) of the Indenture;

     3. The Debentures of the Fourth Series shall mature and the principal shall be due and payable together with all accrued and unpaid interest thereon on January 30, 2037;

     4. Interest on the Debentures of the Fourth Series shall be payable quarterly in arrears on February 1, May 1, August 1 and November 1 of each year (each, an "Interest Payment Date") commencing May 1, 1997. The amount of interest payable for any such period will be computed on the basis of a 360-day year of twelve 30-day months, and for any period shorter than a full month, on the basis of the actual number of days elapsed. Interest on the Debentures of the Fourth Series will accrue from, and including, the date of original issuance. In the event that any Interest Payment Date is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of such delay), in each case with the same force and effect as if made on such Interest Payment Date;

          The Debentures of the Fourth Series shall bear interest at a per annum floating rate ("Interest Rate") which will determined by reference to 3-Month LIBOR, as described below, plus a margin of 0.80%. "3-Month LIBOR" means the London interbank offered rate for three-month U.S. dollar deposits and with respect to any Interest Period will be calculated by The Bank of New York as Calculation Agent or any major banking establishment appointed as successor thereto by the Company ("Calculation Agent") as follows:

          (a) On the second Market Day (as defined below) preceding the commencement of such Interest Period (each, a "Determination Date"), 3-Month LIBOR will be determined on the basis of the offered rate for deposits of not less than U.S.$1,000,000 for a period of three months (the "Index Maturity"), commencing on the second Market Day immediately preceding the commencement of such Interest Period, which appears on the display designated as Page 3750 on the Dow Jones Telerate Service (or such other pages as may replace Page 3750 on that service for the purpose of displaying London interbank offered rates of major banks) ("Telerate Page 3750") as of 11:00 a.m., London time. If no such offered rate appears, 3-Month LIBOR with respect to such Interest Period will be determined as described in (b) below.

          (b) With respect to a Determination Date on which no such offered rate appears on Telerate Page 3750 as described in (a) above, 3-Month LIBOR shall be the arithmetic mean, expressed as a percentage, of the offered rates for deposits in U.S. dollars for the Index Maturity which appears on the display designated as "LIBO" on the Reuters Monitor Money Market Rates Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks) (Reuters Screen LIBO Page) as of 11:00 a.m., London time, on such date. If, in turn, such rate is not displayed on the Reuters Screen LIBO Page at such time, the Calculation Agent will obtain from each of four reference banks in London selected by the Calculation Agent ("Reference Banks") such bank's offered quotation (expressed as a percentage per annum) as of approximately 11:00 a.m., London time, on such date for deposits in U.S. dollars to prime banks in the London interbank market for the Index Maturity. If two or more such quotations are provided as requested, then 3-Month LIBOR for such date shall be the arithmetic average of such quotations. If, in turn, fewer than two such quotations are provided as requested, then 3-Month LIBOR for such date will be obtained from the preceding Market Day for which the Reuters Screen LIBO Page displayed a rate for the Index Maturity.

          (c) If on any Determination Date, the Calculation Agent is required but unable to determine 3-Month LIBOR in the manner provided in paragraphs (a) and (b) above, 3-Month LIBOR for such Interest Period shall be 3-Month LIBOR as determined on the previous Determination Date.

               The term Market Day means any Business Day on which commercial banks and foreign exchange markets are open for business (including dealings in foreign exchange and foreign currency deposits) in New York and London.

               The Interest Rate for any Interest Period will at not time be higher than the maximum rate then permitted by Texas law and any other applicable laws.

               All percentages resulting from any calculations with respect to the Interest Rate will be rounded, if necessary, to the nearest multiple of 1/100 of 1% and all

          U.S. dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with one-half cent or more being rounded upwards).

          Determination of Interest Rate and Calculation of Interest Amount

               The Calculation Agent shall, as soon as practicable after 11:00 a.m., London time, on each Determination Date, determine the Interest Rate and calculate the amount of distributions payable in respect of the following Interest Period (the "Interest Amount"). The Interest Amount shall be calculated by applying the Interest Rate to the Liquidation Amount of each Capital Security outstanding at the commencement of the Interest Period, multiplying each such amount by the actual number of days in the Interest Period concerned (which actual number of days shall include the first day but exclude the last day of such Interest Period) divided by 360 and rounding the resultant figure to the nearest cent (with one-half cent or more being rounded upwards). The determination of the Interest Rate and the Interest Amount by the Calculation Agent will (in the absence of wilful default, bad faith or manifest error) be final, conclusive and binding on all concerned. None of the Property Trustee, the Delaware Trustee and the Administrative Trustees with respect to the Trust (together, Issuer Trustees), the Trustee, the Calculation Agent, the Trust or the Company (or any of their respective officers, directors, agents, beneficiaries, employees or affiliates) shall have any liability to any person for (i) the selection of any Reference Bank or (ii) any inability to retain major banks in the London interbank market, in the case of the Calculation Agent, which is caused by circumstances beyond its reasonable control.

               The Calculation Agent will cause the Interest Rate, the Interest Amount in respect of each Debenture of the Fourth Series and the Interest Payment Date for each Interest Period to be notified to the Issuer Trustees, the Trustee, each of the Paying Agents appointed by the Trust in relation to the securities issued thereby and any securities exchange or interdealer quotation system on which such securities issued by the Trust or the Debentures of the Fourth Series are listed, in each case as soon as practicable after the determination thereof but in no event later than the second Business Day of the relevant Interest Period. Each such Interest Rate, Interest Amount and Interest Payment Date shall be obtainable by Holders of the Debentures of the Fourth Series by telephoning the Calculation Agent.

               All certificates, communications, opinions, determinations, calculations, quotations and decisions given, expressed, made or obtained for the purposes of the provisions relating to the payment and calculation of distributions on the Debentures of the Fourth Series, whether by the Reference Banks (or any of them) or the Calculation Agent, will (in the absence of wilful default, bad faith or manifest error) be binding on the Trust, the Company, the Issuer Trustees, the Trustee, the Calculation Agent and all of the Holders of the Debentures of the Fourth Series, and no liability will (in the absence of wilful default, bad faith or manifest error) attach to the Calculation Agent in connection with the exercise or non-exercise by it of its powers, duties and discretion.

     5. Each installment of interest on a Debenture of the Fourth Series shall be payable to the Person in whose name such Debenture of the Fourth Series is registered at the close of business on the day, so long as either the Capital Securities of the Trust or the Debentures of the Fourth Series remain in book-entry form, one Business Day, and otherwise 15 days preceding the corresponding Interest Payment Date (the "Regular Record Date") for the Debentures of the Fourth Series; provided, however, that if the Debentures of the Fourth Series are held neither by the Trust nor by a securities depositary, the Company shall have the right to change the Regular Record Date by one or more Officer's Certificates. Any installment of interest on the Debentures of the Fourth Series not punctually paid or duly provided for shall forthwith cease to be payable to the Holders of such Debentures of the Fourth Series on such Regular Record Date, and may be paid to the Persons in whose name the Debentures of the Fourth Series are registered at the close of business on a Special Record Date to be fixed by the Trustee for the payment of such Defaulted Interest. Notice of such Defaulted Interest and Special Record Date shall be given to the Holders of the Debentures of the Fourth Series not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Debentures of the Fourth Series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture;

     6. The principal and each installment of interest on the Debentures of the Fourth Series shall be payable at, and registration and registration of transfers and exchanges in respect of the Debentures of the Fourth Series may be effected at, the office or agency of the Company maintained therefor in The City of New York which unless and until changed by an Officer's Certificate shall be the Corporate Trust Office of the Trustee; provided that payment of interest may be made at the option of the Company by check mailed to the address of the persons entitled thereto. Notices, demands to or upon the Company in respect of the Debentures of the Fourth Series may be served at such office or agency of the Company in The City of New York. The Trustee will initially be the Security Registrar and the Paying Agent for the Debentures of the Fourth Series; provided, however, that the Company reserves the right to change, by one or more Officer's Certificates, any such office or agency;

     7. The Debentures of the Fourth Series will be redeemable on or after February 1, 2002 at the option of the Company, at any time and from time to time in whole or in part, at a redemption price equal to 100% of the principal amount of the Debentures of the Fourth Series being redeemed, together with any accrued and unpaid interest, including Additional Interest, if any, to the redemption date, upon not less than 30 nor more than 60 days' notice given as provided in the Indenture. The Company, however, may not redeem less than all Outstanding Debentures of the Fourth Series unless the conditions specified in the last paragraph of this item are met;

          The Debentures of the Fourth Series will also be redeemable at the option of the Company if a Tax Event shall occur and be continuing, in whole but not in part, at a redemption price equal to 100% of the principal amount of the Debentures of the Fourth Series being redeemed together with any accrued and unpaid interest, including

          Additional Interest, if any, to the redemption date, upon not less than 30 nor more than 60 days' notice given as provided in the Indenture. "Tax Event" means the receipt by the Trust or the Company of an opinion of counsel experienced in such matters to the effect that, as a result of (a) any amendment to, clarification of, or change (including any announced prospective change) in, the laws or treaties (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein affecting taxation,
          (b) any judicial decision or any official administrative pronouncement, ruling, regulatory procedure, notice or announcement (including any notice or announcement of intent to issue or adopt any such administrative pronouncement, ruling, regulatory procedure or regulation) (each an "Administrative Action"), or (c) any amendment to, clarification of, or change in the official position or the interpretation of any such Administrative Action or judicial decision or any interpretation or pronouncement that provides for a position with respect to such Administrative Action or judicial decision that differs from the theretofore generally accepted position, in each case by the legislative body, court, governmental authority or regulatory body, irrespective of the time or manner in which such amendment, clarification or change is introduced or made known, which amendment, clarification, or change is effective, which Administrative Action is taken or which judicial decision is issued, in each case on or after the date of original issuance of the Debentures of the Fourth Series, there is more than an insubstantial risk that (i) the Trust is, or will be, subject to United States federal income tax with respect to interest received on the Debentures of the Fourth Series, (ii) interest payable by the Company on the Debentures of the Fourth Series is not, or will not be, fully deductible by the Company for United States federal income tax purposes, or (iii) the Trust is, or will be, subject to more than a de minimis amount of other taxes, duties or other governmental charges;

          The Company may not redeem less than all the Debentures of the Fourth Series unless all accrued and unpaid interest (including any Additional Interest) has been paid in full on all Debentures Outstanding under the Indenture for all quarterly interest periods terminating on or prior to the date of redemption;

     8. So long as any Debentures of the Fourth Series are Outstanding, the failure of the Company to pay interest on any Debentures of the Fourth Series within 30 days after the same becomes due and payable (whether or not payment is prohibited by the provisions of Article Fifteen of the Indenture) shall constitute an Event of Default; provided, however, that a valid extension of the interest payment period by the Company as contemplated in Section 311 of the Indenture and paragraph
          (9) of this Certificate shall not constitute a failure to pay interest for this purpose;

     9. Pursuant to Section 311 of the Indenture, the Company shall have the right, at any time and from time to time during the term of the Debentures of the Fourth Series, to extend the interest payment period to a period not exceeding 20 consecutive quarters (an "Extension Period") during which period interest will be compounded quarterly. At the end of the Extension Period, the Company shall pay all interest accrued and unpaid (together with interest thereon at the rate specified for the Debentures of the Fourth Series, compounded quarterly, to the extent permitted by applicable law).

          However, during any such Extension Period, the Company shall not declare or pay any dividend or distribution (other than a dividend or distribution in common stock of the Company) on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock, redeem any indebtedness that is pari passu with the Debentures of the Fourth Series, or make any guarantee payments with respect to the foregoing ("Restricted Payments"). Prior to the termination of any such Extension Period, the Company may further extend the interest payment period, provided that such Extension Period together with all such previous and further extensions thereof shall not exceed 20 consecutive quarters at any one time or extend beyond the maturity date of the Debentures of the Fourth Series. Any extension period with respect to payment of interest on the Debentures of the Fourth Series, other Debt Securities or on any similar securities will apply to all such securities and will also apply to distributions with respect to the Preferred Securities and all other securities with terms substantially the same as the Preferred Securities. Upon the termination of any such Extension Period and the payment of all amounts then due, the Company may select a new Extension Period, subject to the above requirements. No interest shall be due and payable during an Extension Period, except at the end thereof. The Company will give the Trust or other Holders and the Trustee notice of its election of an Extension Period prior to the earlier of one Business Day prior to the record date for the interest payment which would occur but for such election;

     10. At any time, the Company will have the right to terminate the Trust and cause the Debentures of the Fourth Series to be distributed to the holders of the Preferred Securities in liquidation of the Trust;

     11. So long as any Securities are outstanding under the Indenture, the Company shall not make any Restricted Payments at any time the Company is in default under the Guarantee with respect to the Trust or is in default with respect to payments due on any Outstanding Securities;

     12. In the event that, at any time subsequent to the initial authentication and delivery of the Debentures of the Fourth Series, the Debentures of the Fourth Series are to be held by a securities depositary, the Company may at such time establish the matters contemplated in clause (r) in the second paragraph of Section 301 of the Indenture in an Officer's Certificate supplemental to this Certificate;

     13. No service charge shall be made for the registration of transfer or exchange of the Debentures of the Fourth Series; provided, however, that the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with the exchange or transfer;

     14. The Debentures of the Fourth Series shall have such other terms and provisions as are provided in the form set forth in Exhibit A hereto, and shall be issued in substantially such form;

     15. The undersigned has read all of the covenants and conditions contained in the Indenture relating to the issuance of the Debentures of the Fourth Series and the definitions in the Indenture relating thereto and in respect of which this certificate is made;

     16. The statements contained in this certificate are based upon the familiarity of the undersigned with the Indenture, the documents accompanying this certificate, and upon discussions by the undersigned with officers and employees of the Company familiar with the matters set forth herein;

     17. In the opinion of the undersigned, he has made such examination or investigation as is necessary to enable the undersigned to express an informed opinion whether or not such covenants and conditions have been complied with;

     18. In the opinion of the undersigned, such conditions and covenants and conditions precedent, if any (including any covenants compliance with which constitutes a condition precedent) to the authentication and delivery of the Debentures of the Fourth Series requested in the accompanying Company Order have been complied with; and

     19. If the Company shall make any deposit of money and/or Government Obligations with respect to any Debentures of the Fourth Series, or any portion of the principal amount thereof, as contemplated by
          Section 701 of the Indenture, the Company shall not deliver an Officer's Certificate described in clause (z) in the first paragraph of said Section 601 unless the Company shall also deliver to the Trustee, together with such Officer's Certificate, either:

               (A) an instrument wherein the Company, notwithstanding the satisfaction and discharge of its indebtedness in respect of the Debentures of the Fourth Series, shall assume the obligation (which shall be absolute and unconditional) to irrevocably deposit with the Trustee or Paying Agent such additional sums of money, if any, or additional Government Obligations (meeting the requirements of Section
          601), if any, or any combination thereof, at such time or times, as shall be necessary, together with the money and/or Government Obligations theretofore so deposited, to pay when due the principal of and premium, if any, and interest due and to become due on such Debentures of the Fourth Series or portions thereof, all in accordance with and subject to the provisions of said Section 701; provided, however, that such instrument may state that the obligation of the Company to make additional deposits as aforesaid shall be subject to the delivery to the Company by the Trustee of a notice asserting the deficiency accompanied by an opinion of an independent public accountant of nationally recognized standing, selected by the Trustee, showing the calculation thereof; or

               (B) an Opinion of Counsel, based on a change in law, to the effect that the Holders of such Debentures of the Fourth Series, or portions of the principal amount thereof, will not recognize income, gain or loss for United States federal income tax purposes as a result of the satisfaction and discharge of the Company's indebtedness in respect thereof and will be subject to United States federal income tax on the same amounts, at the same times and in the same manner as if such satisfaction and discharge had not been effected.

     IN WITNESS WHEREOF, I have executed this Officer's Certificate this 30th day of January, 1997.



                                     /s/ Robert S. Shapard
                                    ----------------------
                                     Robert S. Shapard,
                                     Treasurer

NO._______________
CUSIP NO.__________

                                                                       EXHIBIT A

                [FORM OF FACE OF JUNIOR SUBORDINATED DEBENTURE]

                       TEXAS UTILITIES ELECTRIC COMPANY

            FLOATING RATE JUNIOR SUBORDINATED DEBENTURES, SERIES D


     TEXAS UTILITIES ELECTRIC COMPANY, a corporation duly organized and existing under the laws of the State of Texas (herein referred to as the "Company", which term includes any successor Person under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to ____________________________________, or registered assigns, the principal sum of ____________________ Dollars on January 30, 2037, and, except as hereinafter provided, to pay interest on said principal sum, from, and including, the date of original issuance or from, and including, the most recent Interest Payment Date to which interest has been paid or duly provided for, quarterly on February 1, May 1, August 1 and November 1 of each year, commencing May 1, 1997 at a per annum floating rate which will be determined quarterly with reference to 3-Month LIBOR plus a margin of 0.80% as provided in the Officer's Certificate dated January 30,1997, setting forth the terms hereof pursuant to the Indenture, plus Additional Interest, if any, until the principal hereof is paid or made available for payment. The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year of twelve 30-day months. Interest on the Securities of this series will accrue from, and including, January 30, 1997. In the event that any Interest Payment Date is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of such delay) in each case with the same force and effect as if made on the Interest Payment Date. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the day, so long as this Security or any security for which it may by its terms be exchanged remain in book-entry form, one Business Day, and otherwise 15 days preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

          Payment of the principal of (and premium, if any) and interest on this Security will be made at the office or agency of the Company maintained for that purpose in The City of New York, the State of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, provided, however, that, at the option of the Company, interest on this Security may be paid by check mailed to the address of the person entitled thereto, as such address shall appear on the Security Register.

          Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

                              TEXAS UTILITIES ELECTRIC COMPANY


                              By:_______________________________________

ATTEST:


____________________________


                    [FORM OF CERTIFICATE OF AUTHENTICATION]

                         CERTIFICATE OF AUTHENTICATION

Dated:

          This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

                              THE BANK OF NEW YORK, as Trustee


                              By:_______________________________________
                                         Authorized Signatory

              [FORM OF REVERSE OF JUNIOR SUBORDINATED DEBENTURE]


          This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of December 1, 1995 (herein, together with any amendments thereto, called the "Indenture", which term shall have the meaning assigned to it in such instrument), between the Company and The Bank of New York, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture, including the Board Resolutions and Officer's Certificate filed with the Trustee on January 30, 1997 creating the series designated on the face hereof, for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate principal amount to $103,093,000.

          The Securities of this series are subject to redemption upon not less than 30 nor more than 60 days' notice by mail, at any time on or after February 1, 2002 as a whole or in part, at the election of the Company, at a Redemption Price equal to 100% of the principal amount hereof, together, in the case of any such redemption, with accrued interest; including Additional Interest, if any, to, but not including, the Redemption Date, but interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holder of such Security, or one or more Predecessor Securities, of record at the close of business on the related Regular Record Date referred to on the face hereof, all as provided in the Indenture.

          The Securities of this series will also be redeemable at the option of the Company if a Tax Event shall occur and be continuing, in whole but not in part, at a redemption price plus accrued and unpaid distributions equal to 100% of the principal amount of Securities of this series then outstanding plus any accrued and unpaid interest, including Additional Interest, if any, to the redemption date, upon not less than 30 nor more than 60 days' notice given as provided in the Indenture. "Tax Event" means the receipt by the Trust of an opinion of counsel experienced in such matters to the effect that, as a result of (a) any amendment to, clarification of, or change (including any announced prospective change) in, the laws or treaties (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein affecting taxation, (b) any judicial decision or any official administrative pronouncement, ruling, regulatory procedure, notice or announcement (including any notice or announcement of intent to issue or adopt any such administrative pronouncement, ruling, regulatory procedure or regulation) (each an "Administrative Action"), or (c) any amendment to, clarification of, or change in the official position or the interpretation of any such Administrative Action or judicial decision or any interpretation or pronouncement that provides for a position with respect to such Administrative Action or judicial decision that differs from the theretofore generally accepted position, in each case by the legislative body, court, governmental authority or regulatory body, irrespective of the time or manner in which such amendment, clarification or change is introduced or made known, which amendment, clarification, or change is effective, which Administrative Action is taken or which judicial decision is issued, in each case on or after the date of original issuance of the Securities of this series, there is more than an insubstantial risk that (i) the Trust is, or will be, subject to United States federal income tax with respect to interest received on the Securities of this series, (ii) interest payable by the Company on the Securities of this series is not, or will not be, fully deductible by the Company for United States federal income tax purposes, or (iii) the Trust is, or will be, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

          In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

          The indebtedness evidenced by this Security is, to the extent provided in the Indenture, subordinated and subject in right of payment to the prior payment in full of all Senior Indebtedness, and this Security is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided and (c) appoints the Trustee his attorney-in-fact for any and all such purposes. Each Holder hereof, by his acceptance hereof, hereby waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such Holder upon said provisions.

          The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security upon compliance with certain conditions set forth in the Indenture.

          If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

          The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of all series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

          As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than a majority in aggregate principal amount of the Securities of all series at the time Outstanding in respect of which an Event of Default shall have occurred and be continuing shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in aggregate principal amount of Securities of all series at the time Outstanding in respect of which an Event of Default shall have occurred and be continuing a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

          No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

          So long as no Event of Default under the Indenture shall have occurred and be continuing, the Company shall have the right at any time and from time to time during the term of the Securities of this series to extend the interest payment period to a period not exceeding 20 consecutive quarters (an "Extended Interest Payment Period"), and at the end of such Extended Interest Payment Period, the Company shall pay all interest then accrued and unpaid (together with interest thereon at the same rate as specified for the Securities of this series, compounded quarterly, to the extent permitted by applicable law); provided, however, that during such Extended Interest Payment Period the Company shall not declare or pay any dividend or distribution (other than a dividend or distribution in common stock of the Company) on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock, redeem any indebtedness that is pari passu with the Securities of this series, or make any guarantee payments with respect to the foregoing. Prior to the termination of any such Extended Interest Payment Period, the Company may further extend the interest payment period, provided that such Extended Interest Payment Period, together with all such previous and further extensions thereof, may not exceed 20 consecutive quarters or extend beyond the Stated Maturity of the Securities of this series. Upon the termination of any such Extended Interest Payment Period and the payment of all amounts then due, the Company may select a new Extended Interest Payment Period, subject to the above requirements. No interest during the Extended Interest Payment Period, except at the end thereof, shall be due and payable. The Company shall give the Holder of this Security notice of its selection of such Extended Interest Payment Period as provided in or pursuant to the Indenture.

          The Securities of this series are issuable only in registered form without coupons in denominations of $25.00 and any integral multiple thereof.
As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor and of authorized denominations, as requested by the Holder surrendering the same.

          No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the absolute owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

          All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.